UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio		44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 2, 2015, The J. M. Smucker Company (the “Company”) entered into that certain Term Loan Credit Agreement (the “Term Loan Agreement”) with the various lenders named therein, the Term Loan Guarantors (as defined below), and Bank of America, N.A., as administrative agent for the lenders (the “Term Loan Agent”). J.M. Smucker LLC, an Ohio limited liability company and an indirect wholly owned subsidiary of the Company (“JMS LLC”), and The Folgers Coffee Company, a Delaware corporation and a wholly owned subsidiary of the Company (“Folgers”), are each guarantors under the Term Loan Agreement (the “Term Loan Guarantors”).

The Term Loan Agreement provides for a $1.75 billion term facility that may be borrowed substantially concurrently with the closing of the Acquisition (as defined below) and matures on the fifth anniversary of the Acquisition Closing Date (as defined below) (the “Term Loan Maturity Date”). The Term Loan Agreement also provides that the Company shall make quarterly amortization payments in an amount equal to 2.50% of the principal amount of the loans commencing on the last business day of the Company’s third full fiscal quarter ending after the Acquisition Closing Date. The proceeds of the borrowing under the Term Loan Agreement will be used to (i) finance the consummation of the acquisition of Blue Acquisition Group, Inc. (the “Acquisition”), which was previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015, (ii) refinance certain existing indebtedness of the Company and Blue Acquisition Group, Inc. and its subsidiaries (the “Acquired Business”) and (iii) pay fees and expenses incurred in connection with the foregoing.

The Company’s borrowings under the Term Loan Agreement will bear interest, at the Company’s option, at either a base rate or a Eurodollar rate, in each case plus an applicable margin. The base interest rate for borrowings is a rate equal to the greater of (i) the Term Loan Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the one-month Eurodollar rate plus 1.00%. Under the Term Loan Agreement, the applicable margins on base rate loans range from 0.00% to 0.75% and the applicable margins on Eurodollar loans range from 1.00% to 1.75%, in each case based on the Company’s long-term unsecured debt rating.

Under the terms of the Term Loan Agreement, the Company must maintain a ratio of total debt to EBITDA (the “total leverage ratio”) of less than 4.75 to 1.00 between the first fiscal quarter after the closing date of the Acquisition (the “Acquisition Closing Date”) and April 29, 2016; a total leverage ratio of less than 4.25 to 1.00 between April 30, 2016 and April 29, 2017; a total leverage ratio of less than 3.75 to 1.00 between April 30, 2017 and April 29, 2018; and a total leverage ratio of less than 3.50 to 1.00 between April 30, 2018 and the Term Loan Maturity Date. In addition, at all times after the first fiscal quarter after the Acquisition Closing Date, the Company must maintain a ratio of EBITDA to cash interest expense (the “interest coverage ratio”) of at least 3.50 to 1.00.

The Term Loan Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Term Loan Agreement also contains certain customary events of default. Subject to certain funds provisions, if an Event of Default (as defined in the Term Loan Agreement) has occurred and is continuing, the Term Loan Agent may declare that the loans and any accrued interest are due and payable by the Company.

Several of the lenders under the Term Loan Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services,

including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

A copy of the Term Loan Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Bridge Loan Agreement

On March 2, 2015, the Company entered into that certain Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with the various lenders named therein, the Bridge Loan Guarantors (as defined below), and Bank of America, N.A., as administrative agent for the lenders (the “Bridge Loan Agent”). JMS LLC and Folgers are each guarantors under the Bridge Loan Agreement (the “Bridge Loan Guarantors”).

The Bridge Loan Agreement provides for a $3.75 billion term facility that may be borrowed substantially concurrently with the closing of the Acquisition and matures 364 days after the Acquisition Closing Date (the “Bridge Loan Maturity Date”). The Bridge Loan Agreement provides that, subject to certain exceptions and reinvestment rights, net cash proceeds received from debt issuances, equity issuances and asset sales shall (i) at all times on or prior to the Acquisition Closing Date, automatically reduce the commitments under the Bridge Loan Agreement and (ii) at all times after the Acquisition Closing Date, result in mandatory prepayments under the Bridge Loan Agreement. The proceeds of any borrowing under the Bridge Loan Agreement will be used to (i) finance the consummation of the Acquisition, which was previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015, (ii) refinance certain existing indebtedness of the Company and the Acquired Business and (iii) pay fees and expenses incurred in connection with the foregoing.

The Company’s borrowings under the Bridge Loan Agreement will bear interest, at the Company’s option, at either a base rate or a Eurodollar rate. The base interest rate for borrowings is a rate equal to the greater of (i) the Bridge Loan Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the one-month Eurodollar rate plus 1.00%. Under the Bridge Loan Agreement, from the Acquisition Closing Date through the 89th day following the Acquisition Closing Date, the applicable margins on base rate loans range from 0.00% to 0.75% and the applicable margins on Eurodollar loans range from 1.00% to 1.75%, in each case based on the Company’s long-term unsecured debt rating. The applicable margins on both base rate loans and Eurodollar loans increase on the 90th day following the Acquisition Closing Date by 0.25%, and further increase by an additional 0.25% on the 180th day following the Acquisition Closing Date and the 270th day following the Acquisition Closing Date. Moreover, the Company is required to pay a funding fee of 0.50% on any loans funded under the Bridge Loan Agreement (the “Bridge Loans”) and a duration fee equal to (i) 0.50% of any Bridge Loans outstanding on the 90th day following the Acquisition Closing Date, (ii) 0.75% on any Bridge Loans outstanding on the 180th day following the Acquisition Closing Date and (iii) 1.00% on any Bridge Loans outstanding on the 270th day after the Acquisition Closing Date.

Under the terms of the Bridge Loan Agreement, the Company must maintain a total leverage ratio of less than 4.75 to 1.00 at all times after the first fiscal quarter after the Acquisition Closing Date. In addition, at all times after the first fiscal quarter after the Acquisition Closing Date, the Company must maintain an interest coverage ratio of at least 3.50 to 1.00.

The Bridge Loan Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Bridge Loan Agreement also contains certain customary events of default. Subject to certain funds provisions, if an Event of Default (as defined in the Bridge Loan Agreement) has occurred and is continuing, the Bridge Loan Agent may declare that the Bridge Loans and any accrued interest are due and payable by the Company.

Several of the lenders under the Bridge Loan Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

A copy of the Bridge Loan Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Bridge Loan Agreement is qualified in its entirety by reference to the full text of the Bridge Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of March 2, 2015, among the Company, as borrower, the lenders and guarantors party thereto, and Bank of America, N.A., as administrative agent.

10.2	Bridge Term Loan Credit Agreement, dated as of March 2, 2015, among the Company, as borrower, the lenders and guarantors party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: March 3, 2015	By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of March 2, 2015, among the Company, as borrower, the lenders and guarantors party thereto, and Bank of America, N.A., as administrative agent.

10.2	Bridge Term Loan Credit Agreement, dated as of March 2, 2015, among the Company, as borrower, the lenders and guarantors party thereto, and Bank of America, N.A., as administrative agent.